UMB Financial Corporation	News Release
1010 Grand Boulevard
Kansas City, MO 64106
816.860.7000
umb.com

//FOR IMMEDIATE RELEASE//

Contact: Mandie Nelson: 816.860.5088

Investor Relations Contact: Kay McMillan, 816.860.7106

UMB Financial Corporation Reports Third Quarter 2011 Earnings of $26.0 Million, an Increase of 14.2 Percent

Selected third quarter financial highlights:

·	Total revenue increased 6.9 percent to $180.0 million

·	Noninterest income increased 12.1 percent to $101.0 million

·	Average net loans increased 4.8 percent to $4.8 billion

·	Nonperforming loans decreased from 0.55 percent to 0.42 percent of loans

·	Tier 1 capital ratio remains strong at 11.32 percent

Kansas City, Mo. (October 25, 2011) – UMB Financial Corporation (NASDAQ: UMBF), a diversified financial holding company, announced earnings for the three months ended September 30, 2011 of $26.0 million or $0.65 per share ($0.64 diluted). This is an increase of $3.2 million, or 14.2 percent, compared to third quarter 2010 earnings of $22.8 million or $0.57 per share ($0.57 diluted). Earnings for the nine months ended September 30, 2011 were $83.2 million or $2.08 per share ($2.06 diluted). This is an increase of $11.2 million, or 15.6 percent, compared to the prior year-to-date earnings of $72.0 million or $1.80 per share ($1.78 diluted).

“Even with continued economic headwinds, UMB’s unique position as a diversified financial services company allows us to post solid results for the quarter with revenue increasing 6.9 percent to $180.0 million,” said Mariner Kemper, Chairman and Chief Executive Officer. “UMB posted loan growth of 4.8 percent in the third quarter of 2011. This is our sixth consecutive quarter of loan growth when the industry as a whole is experiencing flat to declining loan balances.”

Net Interest Income and Margin

Net interest income for the third quarter of 2011 increased $0.7 million, or 0.9 percent, compared to the same period in 2010. Average earning assets increased by $1.0 billion, or 10.1 percent,

compared to the third quarter of 2010. This increase was due to a $561.0 million, or 10.8 percent, increase in average total securities, including trading securities and a $220.1 million, or 4.8 percent, increase in average loans. Net interest margin decreased 25 basis points to 2.98 percent for the three months ended September 30, 2011 compared to the same quarter in 2010.

Noninterest Income and Expense

Noninterest income increased $10.9 million, or 12.1 percent, for the three months ended September 30, 2011 compared to the same period in 2010. This increase is primarily attributed to increased trust and securities processing income of $12.1 million, or 30.3 percent, for the three months ended September 30, 2011 compared to the same period in 2010. The increase in trust and securities processing income was primarily due to a $3.7 million, or 30.8 percent, increase in advisory fee income from the Scout Funds; a $1.2 million, or 7.8 percent, increase in fund administration and custody services; and a $6.1 million, or 231.2 percent, increase in fees related to institutional and personal investment management services.

Noninterest expense increased $8.8 million, or 6.7 percent, for the three months ended September 30, 2011 compared to the same period in 2010. The primary driver of this increase is higher salary and benefits expense of $5.9 million, or 8.5 percent, due to higher base salary, commission and employee benefits. Of this increase in salary and benefits expense, approximately $1.7 million, or 28.3 percent, is related to salary and benefits from acquisitions.

“The company’s total revenue increased in the third quarter due to the continued growth in our fee businesses, driven primarily by our recent acquisitions which are performing well,” said Peter deSilva, President and Chief Operating Officer. “Noninterest income increased 12.1 percent and was 56.1 percent of total revenue, compared to 53.5 percent in the same period a year ago. Scout Investments continues to perform well and during the third quarter, launched the Scout Unconstrained Bond Fund to round out our product offering in the fixed income space. This new addition is the second product launched by Scout this year. Additionally, Scout Funds posted $211.2 million in net fund flows during the quarter. Finally, increases in Fund Services revenue and card purchase volume also contributed to our strong noninterest income growth.”

Balance Sheet

Average total assets for the three months ended September 30, 2011 were $12.2 billion compared to $11.0 billion for the same period in 2010, an increase of $1.2 billion, or 10.5 percent. Average earning assets increased by $1.0 billion for the period, or 10.1 percent.

Average loan balances for the three months ended September 30, 2011 increased $220.1 million, or 4.8 percent, to $4.8 billion compared to the same period in 2010. Actual loan balances on September 30, 2011 were $4.8 billion, an increase of $192.5 million, or 4.2 percent, compared to September 30, 2010. Commercial loans increased $167.9 million, or 8.7 percent.

Nonperforming loans decreased to $20.1 million on September 30, 2011 from $25.0 million on September 30, 2010. As a percentage of loans, nonperforming loans decreased to 0.42 percent as of September 30, 2011 compared to 0.55 percent on September 30, 2010. Nonperforming loans are defined as nonaccrual loans and restructured loans. By comparison, the industry median for nonperforming loans as of June 30, 2011 was 3.71 percent. The company’s allowance for loan losses totaled $72.9 million, or 1.53 percent of loans, as of September 30, 2011 compared to $72.7 million, or 1.59 percent of loans, as of September 30, 2010.

For the three months ended September 30, 2011, average securities, including trading securities, totaled $5.7 billion. This is an increase of $561.0 million, or 10.8 percent, from the same period in 2010.

Average total deposits increased $1.2 billion, or 14.2 percent, to $9.5 billion for the three months ended September 30, 2011 compared to the same period in 2010. Average money market accounts increased by $201.1 million, or 11.2 percent, in 2011 as compared to 2010. Average noninterest-bearing demand deposits increased $797.1 million, or 29.4 percent, compared to 2010. Total deposits as of September 30, 2011 were $9.4 billion, compared to $8.6 billion as of September 30, 2010, a 9.2 percent increase. Also, as of September 30, 2011, noninterest-bearing demand deposits were 38.5 percent of total deposits.

“Growth in deposits continues to fuel our balance sheet growth,” said Mike Hagedorn, Chief Financial Officer. “Average deposits increased 14.2 percent, compared to the third quarter 2010 and the related cost of funds declined from 0.48 percent to 0.36 percent. Average equity grew by 7.8 percent compared to the third quarter 2010, and is up 31.4 percent since the beginning of 2008. We are especially pleased with this growth since it was achieved without dilutive measures. We will continue to actively manage our $5.9 billion investment portfolio with a bias toward positioning it for rising interest rates, which is a challenge with the continued volatility in the financial markets.”

As of September 30, 2011, UMB had total shareholders’ equity of $1.2 billion, an increase of 7.3 percent as compared to the same period in 2010.

Year-to-Date

Earnings for the nine months ended September 30, 2011 were $83.2 million or $2.08 per share ($2.06 diluted). This is an increase of $11.2 million, or 15.6 percent, compared to the prior year-to-date earnings of $72.0 million or $1.80 per share ($1.78 diluted).

Net interest income for the nine months ended September 30, 2011 increased $5.6 million, or 2.4 percent, compared to the same period in 2010. Net interest margin decreased to 2.95 percent for the nine months ended September 30, 2011 as compared to 3.24 percent for the same period in 2010.

Noninterest income increased $51.0 million, or 19.2 percent, to $316.6 million for the nine months ended September 30, 2011 as compared to the same period in 2010. Trust and securities processing income increased $43.3 million, or 37.9 percent, for year-to-date September 30, 2011 as compared to the same period in 2010. Bankcard fees increased $6.3 million, or 15.6 percent, compared to 2010. Gains from the sale of securities available for sale of $15.9 million were recognized during the first nine months of 2011 compared to $7.3 million for the first nine months of 2010.

Noninterest expense increased $46.4 million, or 12.4 percent, for the nine months ended September 30, 2011 compared to the same period in 2010. Salary and employee benefit expense increased by $25.9 million, or 13.3 percent. Amortization of intangible assets increased $4.5 million, or 58.6 percent. Processing fees increased $4.4 million, or 13.0 percent. Additionally, during the second quarter, the company established a $7.8 million escrow fund to settle a class action lawsuit.

Conference Call

The company plans to host a conference call to discuss its third quarter financial results on October 26, 2011, at 8:30 a.m. (CDT). Interested parties may access the call by dialing (toll-free) 877-941-8609 or (U.S.) 480-629-9818. The live call can also be accessed by following the link http://event.on24.com/r.htm?e=364793&s=1&k=E90EE7EC07850C7FCB261E0C6A13DDC9 or by visiting the investor relations area of umb.com.

A replay of the conference call may be heard until November 9, 2011, by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference identification number 4477737. The call replay may also be accessed via the company's website, umb.com, by visiting the investor relations area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, its ability to integrate acquisitions and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to commercial, institutional and personal customers nationwide. Its banking subsidiaries own and operate banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and Scout Investments, offering equity and fixed income investment strategies for institutions and individual investors. For more information, visit umb.com or follow us on Twitter at @UMBFinancial

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation

(unaudited, dollars in thousands)
	September 30,
Assets	2011	2010

Loans	$4,776,071	$4,583,562
Allowance for loan losses	(72,876)	(72,719)

Net loans	4,703,195	4,510,843

Loans held for sale	11,562	11,256
Investment securities:
Available for sale	5,757,923	5,058,667
Held to maturity	88,376	59,910
Trading securities	71,077	40,520
Federal Reserve Bank Stock and other	22,789	22,344

Total investment securities	5,940,165	5,181,441

Federal funds and resell agreements	86,695	22,399
Interest-bearing due from banks	322,993	658,347
Cash and due from banks	383,757	332,699
Bank premises and equipment, net	225,593	215,627
Accrued income	75,189	63,990
Goodwill	211,114	163,584
Other intangibles	88,243	69,723
Other assets	90,578	110,132

Total assets	$12,139,084	$11,340,041

Liabilities
Deposits:
Noninterest-bearing demand	$3,617,202	$2,778,728
Interest-bearing demand and savings	4,434,430	4,278,388
Time deposits under $100,000	635,055	710,991
Time deposits of $100,000 or more	708,336	833,708

Total deposits	9,395,023	8,601,815

Federal funds and repurchase agreements	1,340,693	1,432,179
Short-term debt	30,689	27,847
Long-term debt	7,841	9,040
Accrued expenses and taxes	181,210	148,927
Other liabilities	13,329	30,053

Total liabilities	10,968,785	10,249,861

Shareholders' Equity
Common stock	55,057	55,057
Capital surplus	721,511	716,278
Retained earnings	682,942	612,265
Accumulated other comprehensive income	77,286	67,399
Treasury stock	(366,497)	(360,819)

Total shareholders' equity	1,170,299	1,090,180

Total liabilities and shareholders' equity	$12,139,084	$11,340,041

Consolidated Statements of Income			UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Interest Income	2011	2010	2011	2010

Loans	$ 55,424	$56,581	$164,519	$166,013
Securities:
Taxable interest	20,511	22,026	64,896	68,301
Tax-exempt interest	8,825	7,330	25,345	21,675

Total securities income	29,336	29,356	90,241	89,976
Federal funds and resell agreements	45	29	73	137
Interest-bearing due from banks	628	749	2,633	3,099
Trading securities	191	176	682	500

Total interest income	85,624	86,891	258,148	259,725

Interest Expense
Deposits	6,139	7,900	18,968	25,985
Federal funds and repurchase agreements	339	525	1,405	1,473
Other	72	83	335	441

Total interest expense	6,550	8,508	20,708	27,899

Net interest income	79,074	78,383	237,440	231,826
Provision for loan losses	4,500	7,700	17,200	24,110

Net interest income after provision for loan losses	74,574	70,683	220,240	207,716

Noninterest Income
Trust and securities processing	51,928	39,843	157,291	114,029
Trading and investment banking	4,952	7,897	20,449	20,454
Service charges on deposits	18,880	19,431	55,669	60,114
Insurance fees and commissions	1,038	1,554	3,407	4,540
Brokerage fees	2,627	1,746	7,540	4,679
Bankcard fees	15,882	14,555	46,869	40,554
Gains on sale of available for sale securities, net	2,411	752	15,891	7,270
Other	3,239	4,306	9,447	13,950

Total noninterest income	100,957	90,084	316,563	265,590

Noninterest Expense
Salaries and employee benefits	74,905	69,044	220,726	194,849
Occupancy, net	9,398	9,162	28,582	27,007
Equipment	10,424	11,122	32,135	33,205
Supplies and services	5,513	4,822	16,670	14,209
Marketing and business development	4,912	4,426	14,192	12,561
Processing fees	12,704	11,570	38,197	33,812
Legal and consulting	3,272	4,108	9,965	8,500
Bankcard	4,001	4,292	12,072	11,842
Amortization of intangible assets	4,022	3,150	12,187	7,684
Regulatory fees	2,130	3,219	8,241	9,974
Class action litigation settlement	-	-	7,800	-
Other	8,147	5,720	19,758	20,470

Total noninterest expense	139,428	130,635	420,525	374,113

Income before income taxes	36,103	30,132	116,278	99,193
Income tax provision	10,088	7,359	33,072	27,223

Net income	$ 26,015	$22,773	$83,206	$71,970

Per Share Data
Net income - basic	$ 0.65	$0.57	$2.08	$1.80
Net income – diluted	0.64	0.57	2.06	1.78
Dividends	0.195	0.185	0.585	0.555

Weighted average shares outstanding

40,020,772

40,081,108

40,057,009

40,083,419

Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income	Stock	Total

Balance - January 1, 2010	$55,057	$712,774	$562,748	$40,454	$(355,482)	$1,015,551
Comprehensive income
Net income	-	-	71,970	-	-	71,970
Change in unrealized gains on
securities	-	-	-	26,945	-	26,945

Total comprehensive income						98,915
Cash dividends ($0.555 per share)	-	-	(22,453)	-	-	(22,453)
Purchase of treasury stock	-	-	-	-	(7,554)	(7,554)
Issuance of equity awards	-	(1,617)	-	-	1,742	125
Recognition of equity based
compensation	-	4,398	-	-	-	4,398
Net tax benefit related to equity
compensation plans	-	155	-	-	-	155
Sale of treasury stock	-	333	-	-	188	521
Exercise of stock options	-	235	-	-	287	522

Balance – September 30, 2010	$55,057	$716,278	$612,265	$67,399	$(360,819)	$1,090,180

Balance - January 1, 2011	$55,057	$718,306	$623,415	$25,465	$(361,383)	$1,060,860
Comprehensive income
Net income	-	-	83,206	-	-	83,206
Change in unrealized gains on
securities	-	-	-	51,821	-	51,821

Total comprehensive income						135,027
Cash dividends ($0.585 per share)	-	-	(23,679)	-	-	(23,679)
Purchase of treasury stock	-	-	-	-	(8,435)	(8,435)
Issuance of equity awards	-	(2,244)	-	-	2,484	240
Recognition of equity based
compensation	-	4,964	-	-	-	4,964
Net tax benefit related to equity
compensation plans	-	96	-	-	-	96
Sale of treasury stock	-	213	-	-	205	418
Exercise of stock options	-	176	-	-	632	808

Balance – September 30, 2011	$55,057	$721,511	$682,942	$77,286	$(366,497)	$1,170,299

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(unaudited, dollars in thousands)		Three Months Ended September 30,
	2011		2010

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,790,043	4.60%	$4,569,900	4.92%
Securities:
Taxable	4,119,391	1.98	4,044,955	2.16
Tax-exempt	1,569,903	3.42	1,089,222	4.14

Total securities	5,689,294	2.37	5,134,177	2.58
Federal funds and resell agreements	49,159	0.36	23,462	0.49
Interest-bearing due from banks	584,130	0.43	365,481	0.81
Trading securities	47,098	1.74	41,197	1.79

Total earning assets	11,159,724	3.21	10,134,217	3.56
Allowance for loan losses	(71,513)		(70,385)
Other assets	1,069,219		938,083

Total assets	$12,157,430		$11,001,915

Liabilities and Shareholders' Equity
Interest-bearing deposits	$5,956,609	0.41%	$5,574,615	0.56%
Federal funds and repurchase agreements	1,306,627	0.10	1,459,219	0.14
Borrowed funds	31,155	0.93	36,635	0.90

Total interest-bearing liabilities	7,294,391	0.36	7,070,469	0.48
Noninterest-bearing demand deposits	3,508,183		2,711,061
Other liabilities	183,084		133,474
Shareholders' equity	1,171,772		1,086,911

Total liabilities and shareholders' equity	$12,157,430		$11,001,915

Net interest spread		2.85%		3.08%
Net interest margin		2.98		3.23

		Nine Months Ended September 30,
	2011		2010

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,716,008	4.67%	$4,451,687	4.99%
Securities:
Taxable	4,229,389	2.05	3,897,936	2.34
Tax-exempt	1,428,301	3.62	1,016,550	4.42

Total securities	5,657,690	2.45	4,914,486	2.77
Federal funds and resell agreements	29,913	0.33	51,568	0.36
Interest-bearing due from banks	908,528	0.39	619,288	0.67
Trading securities	50,384	1.96	39,281	1.83

Total earning assets	11,362,523	3.19	10,076,310	3.61
Allowance for loan losses	(73,109)		(67,809)
Other assets	1,084,414		946,802

Total assets	$12,373,828		$10,955,303

Liabilities and Shareholders' Equity
Interest-bearing deposits	$6,231,546	0.41%	$5,583,440	0.62%
Federal funds and repurchase agreements	1,546,097	0.12	1,398,633	0.14
Borrowed funds	34,917	1.29	43,463	1.36

Total interest-bearing liabilities	7,812,560	0.35	7,025,536	0.53
Noninterest-bearing demand deposits	3,263,666		2,743,050
Other liabilities	172,487		128,129
Shareholders' equity	1,125,115		1,058,588

Total liabilities and shareholders' equity	$12,373,828		$10,955,303

Net interest spread		2.84%		3.08%

THIRD QUARTER 2011
FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(unaudited, dollars in thousands, except share and per share data)

Nine Months Ended September 30	2011	2010

Net interest income	$237,440	$231,826
Provision for loan losses	17,200	24,110
Noninterest income	316,563	265,590
Noninterest expense	420,525	374,113
Income before income taxes	116,278	99,193
Net income	83,206	71,970
Net income per share - Basic	2.08	1.80
Net income per share - Diluted	2.06	1.78
Return on average assets	0.90%	0.88%
Return on average equity	9.89%	9.09%

Three Months Ended September 30

Net interest income	$79,074	$78,383
Provision for loan losses	4,500	7,700
Noninterest income	100,957	90,084
Noninterest expense	139,428	130,635
Income before income taxes	36,103	30,132
Net income	26,015	22,773
Net income per share - Basic	0.65	0.57
Net income per share - Diluted	0.64	0.57
Return on average assets	0.85%	0.82%
Return on average equity	8.81%	8.31%

At September 30

Assets	$12,139,084	$11,340,041
Loans, net of unearned interest	4,776,071	4,583,562
Securities	5,940,165	5,181,441
Deposits	9,395,023	8,601,815
Shareholders' equity	1,170,299	1,090,180
Book value per share	28.97	26.98
Market price per share	32.08	35.51
Equity to assets	9.64%	9.61%
Allowance for loan losses	$72,876	$72,719
As a % of loans	1.53%	1.59%
Nonaccrual and restructured loans	$20,140	$25,022
As a % of loans	0.42%	0.55%
Loans over 90 days past due	$6,387	$7,454
As a % of loans	0.13%	0.16%
Other real estate owned	$5,299	$5,714
Net loan charge-offs quarter-to-date	$4,065	$5,099
As a % of average loans	0.34%	0.45%
Net loan charge-offs year-to-date	$18,276	$15,530
As a % of average loans	0.52%	0.47%

Common shares outstanding	40,395,963	40,410,612

Average Balances
Nine Months Ended September 30

Assets	$12,373,828	$10,955,303
Loans, net of unearned interest	4,716,008	4,451,687
Securities	5,708,074	4,953,767
Deposits	9,495,212	8,326,490
Shareholders' equity	1,125,115	1,058,588

Net interest margin	2.95		3.24

Selected Financial Data
of Affiliate Banks			UMB Financial Corporation

(unaudited, dollars in thousands)		September 30, 2011
		Loans
		Net of
	Total	Unearned	Total	Shareholders'
Missouri	Assets	Interest	Deposits	Equity

UMB Bank, n.a.	$ 9,868,343	$3,863,361 $	7,787,655 $	754,460

Colorado

UMB Bank Colorado, n. a.	1,506,628	603,193	1,221,624	161,641

Kansas

UMB National Bank of America	623,118	203,954	351,789	66,676

Arizona

UMB Bank Arizona, n. a.	132,964	114,140	60,293	11,837

Banking - Related Subsidiaries

UMB CDC, Inc.
UMB Banc Leasing Corp.
UMB Financial Services, Inc.
UMB Insurance, Inc.
UMB Capital Corporation
United Missouri Insurance Company
UMB Trust Company of South Dakota
UMB Fund Services, Inc.
Kansas City Realty Company
Kansas City Financial Corporation
UMB Redevelopment Corporation
UMB Realty Company, LLC
Grand Distribution Services, LLC
UMB Distribution Services, LLC
J. D. Clark & Co., Inc.
UMB Bank & Trust, National Association
Scout Distributors, LLC
Scout Investments, Inc.
Prairie Capital Management, LLC
UMB Merchant Banc, LLC